Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hibernia Homestead Bancorp, Inc.
New Orleans, Louisiana 70130

We consent to the incorporation by reference in this Registration Statement of Hibernia Homestead Bancorp, Inc. on Form S-8 of our report dated February 26, 2009, appearing in Hibernia Homestead Bancorp, Inc.’s Annual Report on Form 10-K, for the year ended December 31, 2008.

A Professional Accounting Corporation

Metairie, Louisiana
September 9, 2009